Exhibit 99.1

ZYNGA APPOINTS LOUIS J. LAVIGNE, JR. TO BOARD OF DIRECTORS

SAN FRANCISCO, April 23, 2015 – Zynga Inc. (Nasdaq:ZNGA), a leading provider of social game services, today announced that Louis J. Lavigne, Jr., former Genentech Inc. Chief Financial Officer, has joined the company’s Board of Directors. Lavigne brings extensive experience in business operations and management, strategy, finance, accounting and public company governance to Zynga’s Board.

“I’m excited to welcome Lou to our Board of Directors during this important time. Lou brings deep experience in business transformation and public company operations having previously served as the CFO of Genentech for more than 15 years and as a Board leader for several other companies. I look forward to working with Lou and the rest of our talented Board as we pursue our mission to connect the world through games and deliver the best experiences for our players,” said Mark Pincus, CEO of Zynga.

“The mobile gaming industry continues to grow at an incredible pace. I believe in Zynga’s future potential, and Mark’s commitment, leadership and vision to bring social gaming to the mass market. I look forward to partnering with my fellow board members as Mark and the team lead Zynga through its transition,” said Lavigne.

Lavigne, 66, is currently the Managing Director of Lavrite, LLC, a management consulting firm specializing in corporate finance, accounting, growth strategy and management. Prior to joining Lavrite, Lavigne spent more than 23 years at Genentech, Inc., primarily serving as Chief Financial Officer from 1988-2005. In that role, Lavigne was responsible for Genentech’s Financial, Corporate Relations, and Information Technology groups and also served as a member of Genentech’s Executive Committee and Chairman of its 401K Plan Committee. In 2006, Lavigne received the Bay Area CFO of the Year-Hall of Fame-Lifetime Achievement Award. Prior to Genentech, he held various financial management positions with Pennwalt Corporation.

Lavigne currently serves on the Board of Directors for several companies and institutions including Accuray, Inc., a radiation oncology company, where he is Chairman of the Board and Compensation Committee. Lavigne also serves as the Chairman of the Audit Committee for Depomed, Inc., a specialty pharmaceutical company; and DocuSign, Inc., a private eSignature transaction management company. He is also a member of the Compensation and Mergers and Acquisition Committees, for NovoCure, a private commercial stage oncology company. He is also a member of the Pacific SW Network of Audit Committee Chairs and the faculty of GLG Institute.

Additionally, Lavigne is a Board Member and Chairman of the UCSF Benioff Children’s Hospital Oakland, the UCSF Benioff Children’s Hospitals, and the UCSF Children’s Hospitals Foundation and a member of the Audit Committee.

Previously, Lavigne was a Board Member and on the Audit and Finance and Science and Technology Committees of Allergan, Inc.; and Audit Committee Chairman of Arena Pharmaceuticals, BMC Software, Equinix, Inc., Kyphon, Inc., SafeNet, Inc. and Xenova, PLC.

Lavigne joins Zynga’s distinguished board members including Mark Pincus, John Doerr, Dr. Regina E. Dugan, William “Bing” Gordon, Stanley J. Meresman, Sunil Paul and Ellen F. Siminoff. Lavigne will become a member of the Audit Committee, alongside members Stanley J. Meresman, Sunil Paul and Ellen F. Siminoff.

About Zynga Inc.

Zynga Inc. is a leading developer of the world’s most popular social games that are played by millions of monthly consumers. The company has created evergreen franchises such as FarmVille, Zynga Casino and Words With Friends. Zynga’s NaturalMotion, an Oxford-based mobile game and technology developer, is the creator of hit mobile games in popular entertainment categories, including CSR Racing, CSR Classics and Clumsy Ninja. Zynga games have been played by more than 1 billion people around the world and are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com.

The company is headquartered in San Francisco, California. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Contact:

Dani Dudeck

dani@zynga.com

Forward-Looking Statements

This press release contains forward looking statements relating to, among other things, our potential and the potential of the mobile gaming industry, our future operational plans, strategies and prospects, the strength of our future games slate, our ability to take advantage of the growth opportunity across our industry and our transition process. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2014 and in our Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements.